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                                                                    Exhibit 99.1

[FIRST VIRTUAL COMMUNICATIONS LOGO]

                                                                   PRESS RELEASE

CONTACT:
Truman Cole
Chief Financial Officer
650-801-6500
tcole@fvc.com

CONTACT:
Julia Schloss
Investor Relations
650-801-6500
jschloss@fvc.com

          FIRST VIRTUAL COMMUNICATIONS ANNOUNCES A REVERSE STOCK SPLIT

Redwood City, California - June 30, 2003 - First Virtual Communications (Nasdaq:
FVCXD), a premier provider of rich media web conferencing and collaboration solutions, today announced that, its Board of Directors approved a 1-for-5 reverse split of the Company's common stock, effective at 5:00 pm EDT on June 27, 2003, with trading commencing on a post-reverse split basis on market open on Monday June 30, 2003. The reverse split was previously approved by the stockholders at the Company's June 13, 2003 Annual Stockholders Meeting,

"Over the past year many companies have successfully used a reverse split as an effective tool in their overall capital structure planning. Therefore, I view the decision to reduce the number of shares in First Virtual Communications as a very positive action," said Jonathan Morgan, President & Chief Executive Officer. "I believe that the Company will be better positioned to gain concrete institutional ownership for its publicly traded shares, and that with this action we have increased the likelihood of attracting some quality analytical coverage in support of those institutional investors."

As of 5:00 pm EDT on June 27, 2003, each five shares of the Company's outstanding common stock was automatically combined and converted into one share of common stock. In addition, the Company made adjustments to its outstanding options and warrants to reflect the reverse split. The Company's common stock will trade under the symbol "FVCXD" from June 30, 2003 until July 29, 2003, at which point it will revert to "FVCX."

About First Virtual Communications

Headquartered in Redwood City, California, First Virtual Communications is a premier provider of next generation web conferencing and collaboration solutions. It delivers award-winning integrated communications solutions that address the needs of business people who need to work together remotely to collaborate, train, demonstrate or sell. The Company has defined the next generation of web conferencing by adding optional video with easier enterprise deployment and a potentially greater return on investment. The Company's Click to Meet(TM) products provide business quality communication by supporting a wide range of industry standards and work in existing customer environments. The Company's solutions integrate seamlessly with existing tools and methodologies, such as email and web browsing, while extending the advantages of instant messaging and collaboration environments, such as MSN Messenger and Microsoft Exchange. The Company's innovative solutions are deployed in over 1,400 customer sites worldwide, including Fortune 500 companies, government agencies and service providers with installations of up to 8,000 seats. Additional information about First Virtual Communications can be found on the Web at http://www.fvc.com.
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CAUTIONARY STATEMENT

Except for the historical information contained herein, this news release contains forward-looking statements, including, without limitation, statements containing the words, "believes," "anticipates," "expects" and words of similar import. Such forward-looking statements have known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of First Virtual Communications, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others: the impact of the reverse stock split on the common stock price and the Company's ability to attract institutional ownership and analyst coverage, the success of and timely release of Click to Meet(TM) products, the continued increase in sales of the Company's Click to Meet(TM) and Conference Server products, First Virtual Communications' variability of operating results, market acceptance of web conferencing technology, potential inability to maintain business relationships with integrators, distributors and suppliers, rapid technological changes, competition and consolidation in the web conferencing industry, the importance of attracting and retaining personnel, and other risk factors referenced in First Virtual Communications' public filings with the Securities and Exchange Commission, including the Company's report on Form 10-Q for the three months ended March 31, 2003.

                         All trademarks are recognized.

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